Exhibit 99.1

Allakos Announces Multiple Presentations Related to Eosinophil and Mast Cell-Driven Diseases at the 2021 DDW Annual Meeting

REDWOOD CITY, Calif., March 30, 2021 (GLOBE NEWSWIRE) -- Allakos Inc. (the “Company” or “Allakos”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) for the treatment of eosinophil and mast cell-related diseases, today announced the acceptance of two oral and five poster presentations at the upcoming Digestive Disease Week (DDW) Annual Meeting.

The presentations will take place during the DDW Annual Meeting being held virtually from May 21 to 23, 2021, at which time ePosters and ePapers will be available from the DDW ePosters and ePapers website. Abstracts will be available on the ePosters and ePapers website in April, and in the May online supplement to Gastroenterology.

Prevalence Data Presentations:

Presentation (Presenter):

Endoscopy and Systematic Biopsy of Patients with Chronic Gastrointestinal Symptoms Leads to High Discovery Rate of Patients Who Meet Histologic Criteria for Eosinophilic Gastritis and/or Eosinophilic Duodenitis (Nicholas Talley MD PhD)

Session (Time):	Novel Insights into the Pathogenesis and Management of Eosinophilic Esophagitis and Gastroenteritis (Presentation #537, May 22, 4:00–4:14pm ET)

Poster (Presenter):	Gastroduodenal Eosinophilia is Under-Appreciated in Eosinophilic Esophagitis (EoE) Patients with Functional Bowel Symptoms: A Real Life Experience (Kathryn Peterson MD)
Session (Time):	Eosinophilic Esophagitis and Gastroenteritis: Clinical (Session #5105, May 21, 12:15–1:00pm ET)

Long-Term Treatment Presentation:

Presentation (Presenter):	Long-Term Treatment of Patients with Eosinophilic Gastritis and/or Eosinophilic with Lirentelimab, a Monoclonal Antibody Against Siglec-8 (Kathryn Peterson MD)
Session (Time):	Novel Insights into the Pathogenesis and Management of Eosinophilic Esophagitis and Gastroenteritis (Presentation #539, May 22, 4:28–4:42pm ET)

Mechanism of Disease Presentation:

Poster (Presenter):	Activated Mast Cells and Eosinophils are Associated with Increased Inflammatory Mediators in Mucosal Biopsies from Patients with Chronic Gastrointestinal Symptoms (Bradford Youngblood PhD)
Session (Time):	Eosinophilic Esophagitis and Gastroenteritis: Clinical (Poster of Distinction, Session #5105, May 21, 12:15–1:00pm ET)

Diagnosis of EG and/or EoD Presentations:

Poster (Presenter):

Optimization of Eosinophilic Gastritis/Duodenitits Detection Requires Evaluation of Multiple High-Powered Fields in Each of 8 Gastric and 4 Duodenal Biopsies: Analysis from a Randomized Trial (Evan Dellon MD MPH)

Session (Time):	Eosinophilic Esophagitis and Gastroenteritis: Clinical (Session #5105, May 21, 12:15–1:00pm ET)

Poster (Presenter):

Eosinophilic Gastritis and Eosinophilic Duodenitis Exhibit a Similar Clinical Presentation, Underscoring the Need for Collection of Multiple Biopsies from Both the Stomach and Duodenum to Evaluate for Tissue Eosinophilia: Analysis from a Randomized Trial (Nirmala Gonsalves MD)

Session (Time):	Eosinophilic Esophagitis and Gastroenteritis: Clinical (Session #5105, May 21, 12:15–1:00pm ET)

Poster (Presenter):

Endoscopic Appearance Does Not Predict the Presence of Histologic Eosinophilic Gastritis Among Symptomatic Adults, Indicating that Collection and Evaluation of Biopsies Should Occur Regardless of Endoscopic Appearance: Analysis from a Randomized Trial (Ikuo Hirano MD)

Session (Time):	Eosinophilic Esophagitis and Gastroenteritis: Clinical (Session #5105, May 21, 12:15–1:00pm ET)

Following the presentations, the posters and slides will be available on the Allakos website.

About Allakos

Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is being evaluated in a Phase 3 study in eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD) and a Phase 2/3 study in eosinophilic esophagitis (EoE). Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Lirentelimab has been tested in multiple clinical studies. In these studies, lirentelimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with EG and/or EoD, EoE, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President, COO & CFO	Denise Powell
ir@allakos.com	denise@redhousecomms.com